UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  July 1, 2005

                         BARRETT BUSINESS SERVICES, INC.
               (Exact name of registrant as specified in charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)

                                     0-21886
                                (SEC File Number)

                                   52-0812977
                        (IRS Employer Identification No.)

         4724 S.W. Macadam Avenue
         Portland, Oregon                                    97239
         (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 220-0988

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement

Barrett Business Services, Inc. (the "Company"), entered into a new Credit Agreement (the "Credit Agreement") with its principal bank, Wells Fargo Bank, National Association ("Wells Fargo"), effective July 1, 2005. The Credit Agreement provides for an unsecured revolving credit facility of up to $4.0 million, which includes a subfeature under the line of credit for standby letters of credit for not more than $4.0 million. The interest rate on advances, if any, will be, at the Company's discretion, either (i) equal to the prime rate or (ii) LIBOR plus 1.50%. The Credit Agreement expires July 1, 2006. Copies of the Credit Agreement and the related Revolving Line of Credit Note dated as of July 1, 2005, are filed as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

Pursuant to the Credit Agreement, the Company is required to maintain compliance with the following financial covenants: (1) a Current Ratio not less than 1.10 to 1.0 with "Current Ratio" defined as total current assets divided by total current liabilities; (2) net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year end; and (3) pre-tax profit not less than $1.00 on a quarterly basis, determined as of each fiscal quarter end. The Credit Agreement also restricts the Company from incurring additional debt, other than for equipment purchases up to a total of $100,000, and from acquiring any other entity in a transaction involving a purchase price greater than $20 million, without the prior written consent of Wells Fargo.

The Credit Agreement replaces the Company's previous secured revolving credit facility with Wells Fargo. In connection with the Credit Agreement, Wells Fargo has released its interest in the Company's assets that secured the previous facility.

Option Grants

At a meeting held July 1, 2005, the Compensation Committee of the Company's Board of Directors awarded officers and non-employee directors options to purchase the Company's common stock under its 2003 Stock Incentive Plan (the "Plan") as follows: William W. Sherertz, 98,697 shares; Michael D. Mulholland, 43,073 shares; Gregory R. Vaughn, 26,908 shares; Michael L. Elich, 25,000 shares; and Thomas J. Carley, James B. Hicks, Jon L. Justesen, Anthony Meeker, and Nancy B. Sherertz, 3,750 shares each.

In May 2005, the Board of Directors suspended the automatic annual grants to non-employee directors provided for under the Plan and the Compensation Committee deferred annual discretionary grants to executive officers while the Company considered the effects of new rules regarding the financial accounting treatment of stock option grants.

The options are exercisable in full beginning July 1, 2005, have a term of ten years, and have an exercise price of $15.20 per share, the market value as of the date of grant. Forms of agreements evidencing the option grants are filed as Exhibits 10.3 and 10.4 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.       Description

      10.1 Credit Agreement, dated as of July 1, 2005, between the Company and Wells Fargo Bank, National Association.

      10.2  Revolving  Line of Credit  Note,  dated as of July 1,  2005,  in the
            amount  of   $4,000,000   issued  to  Wells  Fargo  Bank,   National
            Association.

      10.3 Form of Incentive Stock Option Agreement approved July 1, 2005, under the 2003 Stock Incentive Plan.

      10.4 Form of Nonqualified Stock Option Agreement approved July 1, 2005, under the 2003 Stock Incentive Plan.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BARRETT BUSINESS SERVICES, INC.



Dated:  July 6, 2005                By: /s/ Michael D. Mulholland
                                        --------------------------------------
                                        Michael D. Mulholland
                                        Vice President - Finance